EXHIBIT 3

KPMG LLP
Chartered Accountants
PO Box 10426 777 Dunsmuir Street	Telephone (604) 691-3000
Vancouver BC V7Y 1K3	Telefax (604) 691-3031
Canada	www.kpmg.ca

INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Northgate Exploration Limited

We consent to the use of our report, dated February 26, 2004, included in this annual report on Form 40-F of Northgate Exploration Limited.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada
April 21, 2004